AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2007
                     Registration Statement No. 333-_______
             ___________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                        _________________________________

                         ANHEUSER-BUSCH COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                      43-1162835
           (State or other jurisdiction            (IRS Employer
           of incorporation or organization)       Identification No.)

                                One Busch Place
                           St. Louis, Missouri 63118
                    (Address of principal executive offices)
                           __________________________

                         ANHEUSER-BUSCH COMPANIES, INC.
             NON-EMPLOYEE DIRECTOR ELECTIVE STOCK ACQUISITION PLAN

                         ANHEUSER-BUSCH COMPANIES, INC.
             2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full title of Plans)
                           __________________________

          JoBeth G. Brown, Esq.                  Copies to:
          Vice President and Secretary           Geetha Rao Sant, Esq.
          Anheuser-Busch Companies, Inc.         The Stolar Partnership LLP
          One Busch Place                        911 Washington Avenue, 7th Fl
          St. Louis, Missouri 63118              St. Louis, Missouri 63101
          (Name and address of agent for service)
                           __________________________

                                             CALCULATION OF REGISTRATION FEE
Title of                  Amount             Proposed        Proposed           Amount of
class of                  to be              maximum         maximum            registration
securities                Registered         offering        aggregate          fee
to be registered          (1)                price           offering           (3)
                                             per share       price
                                             (2)             (2)
Common Stock,
$1 Par Value Per Share    300,000 Shares     $51.72          $15,516,000        $476.34

Less Registration
Fee Carried Forward                                                             $(476.34)

          Total           300,000 Shares     $51.72          $15,516,000        $-0-



(1) Represents (i) 200,000 shares of Registrant's Common Stock previously issued or reserved for future issuance under the Anheuser Busch Companies, Inc. Non-Employee Director Elective Stock
Acquisition Plan (the "Elective Stock Plan") and (ii) 100,000 shares of Registrant's Common
Stock previously issued or reserved for future issuance under the Anheuser Busch Companies, Inc.
2006 Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan").  In
accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration
Statement shall be deemed to cover any additional securities that may from time to time be offered or issued pursuant to the Elective Stock Plan and the Restricted Stock Plan to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)   Estimated solely for purposes of calculating the registration fee.  In accordance with
Rule 457(c) and (h)(1) under the Securities Act of 1933, the proposed offering price of shares was based on the average of the high and low prices reported on the New York Stock Exchange for
July 6, 2007.

(3)   In connection with the filing of the Form S-8 Registration Statement (Registration No.
333-124589) filed with the Securities and Exchange Commission (the "Commission") on May 3, 2005
(the "2005 Registration Statement"), the Registrant paid a total fee of $176,514.24, of which
$76,764.54 was paid with respect to 13,916,528 shares which were subsequently deregistered (the
"Deregistered Shares") from the 2005 Registration Statement by a Post-Effective Amendment No. 1
to Form S-8 Registration Statement filed with the Commission on May 3, 2007.  Pursuant to rule
457(p) under the Securities Act of 1933, $69,724.31 of said previous registration fee paid in connection with registration of the Deregistered Shares under the 2005 Registration Statement was offset against the total registration fee that otherwise would have been due with respect to
45,000,000 shares registered under the Anheuser-Busch Companies, Inc. 2007 Equity and Incentive
Plan on the Form S-8 Registration Statement (Registration No. 333-142571) filed with the
Commission on May 3, 2007, leaving $7,040.23 remaining to be offset against future registration fees.  Pursuant to rule 457(p) under the Securities Act of 1933, an additional $476.34 of said
$76,764.54 previous registration fee paid in connection with registration of the Deregistered
Shares under the 2005 Registration Statement is being offset against the total registration fee that otherwise would have been currently due with respect to the 300,000 shares being registered under this Registration Statement.  Therefore, no additional registration fee is required with respect to the 300,000 shares to be registered hereunder.

                             EXPLANATORY NOTE

This Registration Statement is being filed to register shares of common stock, par value $1.00 per share, of Anheuser-Busch Companies, Inc. (the "Company"), consisting of (i) shares previously issued, or that will be issued, pursuant to the Anheuser Busch Companies, Inc. Non-Employee Director Elective Stock Acquisition Plan and (ii) shares previously issued, or that will be issued, pursuant to the Anheuser Busch Companies, Inc. 2006 Restricted Stock Plan for Non-Employee Directors.

This Registration Statement includes a "reoffer" prospectus, prepared in accordance with Part I of Form S-3 (pursuant to Instruction C of the General Instructions to Form S-8), which is included below immediately prior to Part I of this Registration Statement. The reoffer prospectus permits reoffers and resales of only those previously issued shares referred to above that constitute "restricted securities" within the meaning of Form S-8, by certain of the Company's stockholders, as more fully set forth therein.

                              REOFFER PROSPECTUS
                         ANHEUSER BUSCH COMPANIES, INC.

                         46,962 Shares of Common Stock
                 Acquired by the Selling Stockholders Under the

                         ANHEUSER-BUSCH COMPANIES, INC.
             NON-EMPLOYEE DIRECTOR ELECTIVE STOCK ACQUISITION PLAN

                                      AND

                         ANHEUSER-BUSCH COMPANIES, INC.
             2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

     This Reoffer Prospectus (the "Prospectus") relates to an aggregate of up to 46,962 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), which may be offered and sold from time to time by certain stockholders of the Company (the "Selling Stockholders") who have previously acquired such Shares pursuant to the Anheuser Busch Companies, Inc. Non-Employee Director Elective Stock Acquisition Plan (the "Elective Stock Plan") and the Anheuser Busch Companies, Inc. 2006 Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan") (the Elective Stock Plan and the Restricted Stock Plan collectively referred to hereinafter as the "Plans"). See "Selling Stockholders" below. This Prospectus does not relate to any shares of Common Stock issued under the Plans after the date of this Prospectus. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "BUD". On July 6, 2007, the last reported sales price of the Company's Common Stock on the NYSE was $51.63 per share.

     The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) only in one or more transactions on or through the New York Stock Exchange (or any successor stock exchange), at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale. See "Plan of Distribution". All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

     Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 9, 2007.

                               TABLE OF CONTENTS

                                                               Page
                                                               ----

ABOUT THIS PROSPECTUS                                             1
RISK FACTORS                                                      1
USE OF PROCEEDS                                                   1
SELLING STOCKHOLDERS                                              2
PLAN OF DISTRIBUTION                                              5
LEGAL MATTERS                                                     6
EXPERTS                                                           6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                   7
WHERE YOU CAN FIND MORE INFORMATION                               8


No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. The Company's business, financial condition and results of operations may have changed since that date.

                             ABOUT THIS PROSPECTUS

     This Prospectus relates to 46,962 Shares of the Company's Common Stock previously acquired by the Selling Stockholders under the Plans. This Prospectus does not relate to any shares of Common Stock issued under the Plans after the date of this Prospectus. The Selling Stockholders described in this Prospectus may sell the Shares until the Company terminates this offering.
Most of the information about the Company that you need to know before you invest in the Shares is not included in this Prospectus, but rather is incorporated by reference into this Prospectus. You should obtain and read the information described below under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" in order to have all the important information about the Company.

                                  RISK FACTORS

     The information included and incorporated by reference in this Prospectus contains "forward-looking statements," within the meaning of the federal securities laws. These statements describe the Company's plans and beliefs concerning future business conditions and the outlook for the Company based on currently available information. The Company's actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include the risks discussed in "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in our more recent filings with the SEC which are incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference" below.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                             SELLING STOCKHOLDERS

     This Prospectus relates to Shares that are being registered for reoffers and resales by the Selling Stockholders, all of whom are non-employee directors of the Company who have acquired Shares pursuant to the Plans prior to the date of this Prospectus. The information in the table below sets forth, for each Selling Stockholder, based upon information available to us as of July 6, 2007, the number of shares of the Company's Common Stock beneficially owned before and after the sale of the Shares (assuming the sales of all Shares) and the percentage of the outstanding shares of the Company's Common Stock beneficially owned after the sale of the Shares.

     Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 747,213,894 shares of the Company's Common Stock outstanding as of July 6, 2007, and generally includes voting or investment power with respect to securities. Options to purchase shares of the Company's Common Stock that are currently exercisable or exercisable within 60 days of the date of this Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person. After the resale of all Shares that may be so offered for resale pursuant to this Prospectus, and assuming no other changes in beneficial ownership of the Company's Common Stock after the date of this Prospectus, with the exception of Mr. August A. Busch III, whose beneficial ownership of the Company's Common Stock would represent 1.3% of the Company's Common Stock outstanding, each Selling Stockholder would own less than 1% of the Company's Common Stock outstanding.

     The table below also sets forth "Shares Available to be Sold" which represents the maximum number of Shares that could be sold under this Prospectus by the Selling Stockholder. The amounts listed under "Shares Available to be Sold" do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, will be determined from time to time by each Selling Stockholder in his or her discretion. We have not been informed whether any Selling Stockholders intend to sell any Shares. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.

     Each of the Selling Stockholders is a member of the Board of Directors of the Company. Other than the position as a director and as otherwise indicated below, none of the Selling Stockholders has held any position with the Company or its subsidiaries over the past three years.

                                                                             Number of
                                                                             Shares to be
                                  Number of              Number of           Beneficially
                                  Shares Beneficially    Shares Available    Owned/Percentage
Selling Shareholder  (1)          Owned                  to be Sold          After Completion
                                                                             of Offering
-----------------------------------------------------------------------------------------------
August A. Busch III               9,921,181  (2)            500                9,920,681 / 1.3%
(former Chairman of the Board
of Directors of the Company
from 1977 through November 30,
2006)

Carlos Fernandez G.                  57,264  (3)          5,914                        51,350/*

James J. Forese                      26,001  (4)          1,000                        25,001/*

John E. Jacob                     1,313,557  (5)            500                     1,313,057/*
(former Executive Vice
President   Global
Communications of the
Company from 2002 through
November 30, 2006)

James R. Jones                       37,883  (6)          1,000                        36,883/*

Charles F. Knight                    66,001  (7)          1,000                        65,001/*

Vernon R. Loucks, Jr.                38,001  (8)          1,000                        37,001/*

Vilma S. Martinez                    34,612  (9)          1,000                        33,612/*

William Porter Payne                 39,411  (10)         5,010                        34,401/*

Joyce M. Roche'                      35,257  (11)         1,656                        33,601/*

Henry Hugh Shelton                   33,198  (12)         8,197                        25,001/*

Patrick T. Stokes                 6,940,549  (13)           500                     6,940,049/*
(Chairman of the Board of
Directors of the Company since
December 1, 2006 and former
 President and Chief Executive
Officer of the Company from
2002 through November 30, 2006)

Andrew C. Taylor                     75,686  (14)        17,685                        58,001/*

Douglas A. Warner III                48,001  (15)         1,000                        47,001/*

Edward E. Whitacre, Jr.              25,001  (16)         1,000                        24,001/*

__________________________________
* Less than 1%

(1) Each of the Selling Stockholders is a non-employee director of the Company.


                                                             3



(2)  The number of shares includes 5,378,462 shares that are subject to currently exercisable stock options, of which 200,000 are held in trusts for the benefit of children of Mr. Busch III, and 7,028 shares of unvested restricted stock.  Of the shares shown, Mr. Busch III has shared voting and shared investment power as to 1,059,836 shares and 2,048,064 shares are held in trusts of which Mr. Busch III is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power.  84,898 shares beneficially owned by members of his immediate family are not included.

(3)  The number of shares includes 20,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(4)  The number of shares includes 15,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(5)  The number of shares includes 1,214,638 shares that are subject to currently exercisable stock options, of which 80,000 are held in a trust for the benefit of the child of Mr. Jacob, and 1,359 shares of unvested restricted stock.

(6)  The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock. Mr. Jones has shared voting and shared investment power with respect to 2,214 of these shares.

(7)  The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(8)  The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.  4,000 of the shares held by Mr. Loucks have been pledged as security.

(9)  The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(10) The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(11) The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(12) The number of shares includes 25,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(13) The number of shares includes 6,900,821 shares that are subject to currently exercisable stock options (of which 1,366,621 are held in a family partnership), 351,252 shares that are held in a family partnership for which Mr. Stokes' wife has shared voting and shared investment power, and 15,645 shares that are held in a trust in which Mr. Stokes and his wife have an economic interest, but as to which they have no voting or investment power.  Also included are
13,613 shares of unvested restricted stock.

(14) The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(15) The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(16) The number of shares includes 20,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

                             PLAN OF DISTRIBUTION

     The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they previously acquired pursuant to the Plans at such times as the Selling Stockholders choose.

     The decision to sell any Shares is within the discretion of the holders thereof, subject generally to the Company's policies affecting the timing and manner of sale of Common Stock by certain individuals. There can be no assurance that any Shares will be sold by the Selling Stockholders.

     The Selling Stockholders may sell the Shares only for their own accounts. The Selling Stockholders, their donees or other transferees and successors in interest permitted to use Form S-8 under General Instruction A of Form S-8, may sell or transfer Shares for value only in one or more transactions on or through the New York Stock Exchange (or any successor stock exchange) at market prices prevailing at the time of sale or at prices related to those market prices.

     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. None of the Selling Stockholders, at the date of this Prospectus, has any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual Selling Stockholders will be borne by those Selling Stockholders.

     Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include deemed delivery by brokers or dealers pursuant to Rule 153 under the Securities Act in connection with sales effected between brokers or dealers on or through the New York Stock Exchange.

     The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

                                 LEGAL MATTERS

     The validity of the shares of the Company's Common Stock being offered hereby has been passed upon for Anheuser-Busch Companies, Inc. by The Stolar Partnership LLP. Attorneys and non-clerical personnel at The Stolar Partnership LLP who have participated in the preparation of the opinion have, collectively, a combined direct and indirect interest in the Company.

                                    EXPERTS

     PricewaterhouseCoopers LLP, independent registered public accounting firm, has audited the Company's consolidated financial statements and the related financial statement schedules which appear in the Company's 2006 Annual Report to Shareholders, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2006 as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part. The Company's financial statements and related financial statement schedules and management's assessment are incorporated by reference in reliance on PricewaterhouseCoopers LLP's reports, given on their authority as experts in accounting and auditing. PricewaterhouseCoopers LLP, the Registrant's independent registered public accounting firm, has no interest in the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated in this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2006, including information specifically incorporated by reference into the Form 10-K from the Company's 2006 Annual Report to Shareholders, and the amendment to such Form 10-K on Form 10-K/A filed on May 29, 2007.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

     (c) The Company's Definitive Proxy Statement for its 2007 annual meeting of stockholders.

     (d) The Company's current reports on Form 8-K filed on January 5, 2007, February 1, 2007, February 14, 2007, February 28, 2007, and April 25, 2007.

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2006.

     (f) The description of the Registrant's shares of common stock contained in the Registrant's registration statements filed under the Securities Exchange Act of 1934, File No. 1-7823, including any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the registration statement of which this Prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (but this shall not include any document that is merely furnished to the Securities and Exchange Commission).

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to: Vice President and Secretary, Anheuser-Busch Companies, Inc., Mail Code 202-6, One Busch Place, St. Louis, MO 63118 (Phone: 314-577-3314).

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

     This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the "Registration Statement") by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

                                    PART I

The Section 10(a) prospectus relating to the Plans is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference

     The following documents are incorporated in this registration statement by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2006, including information specifically incorporated by reference into the Form 10-K from the Company's 2006 Annual Report to Shareholders, and the amendment to such Form 10-K on Form 10-K/A filed on May 29, 2007.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

     (c) The Company's Definitive Proxy Statement for its 2007 annual meeting of stockholders.

     (d) The Company's current reports on Form 8-K filed on January 5, 2007, February 1, 2007, February 14, 2007, February 28, 2007, and April 25, 2007.

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2006.

     (f) The description of the Registrant's shares of common stock contained in the Registrant's registration statements filed under the Securities Exchange Act of 1934, File No. 1-7823, including any amendment or report filed for the purpose of updating such descriptions.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (but this shall not include any document that is merely furnished to the Securities and Exchange Commission).


Item 4.  Description of Securities

The Registrant's common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.


Item 5.  Interests of Named Experts and Counsel

The financial statements and related financial statement schedules incorporated in this Registration Statement pursuant to Item 3 have been so incorporated in reliance of the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP, the Registrant's independent registered public accounting firm, has no interest in the Registrant.

The Stolar Partnership LLP has passed upon the legality of the shares offered under this registration statement. Attorneys and non-clerical personnel at The Stolar Partnership LLP who have participated in the preparation of the opinion have, collectively, a combined direct and indirect interest in the Registrant.


Item 6.  Indemnification of Directors and Officers

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Delaware General Corporation Law requires a Delaware corporation to indemnify a present or former director or officer against expenses (including attorneys' fees) to the extent that such present or former director or officer has been successful on the merits or otherwise in the defense of any civil, criminal, administrative, or investigative action, suit, or proceeding, including any derivative action or suit by or in the right of the corporation.

The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or the fact that such director or officer is or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant to the full extent authorized or permitted by Delaware law. The Restated Certificate also provides that the Registrant may purchase and maintain insurance, and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification to the fullest extent permitted by Delaware law, to ensure full payment of indemnifiable amounts.

The Registrant has entered into indemnification agreements with its directors and its executive officers.


Item 7.  Exemptions from Registration Claimed

Not Applicable.


Item 8.  Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

                    (A) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (B) Paragraphs (a)(1)(i), (a)(1)(ii), (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form or prospectus filed pursuant to Rule 424(B) that is part of the registration statement.

                    (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (i)  If the registrant is relying on Rule 430B:

                    (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

               (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on July 11, 2007.

                                 ANHEUSER-BUSCH COMPANIES, INC.


                                 By:  /S/ JOBETH G. BROWN
                                          JoBeth G. Brown,
                                          Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                     Title                   Date

 AUGUST A. BUSCH IV*          President and           July 11, 2007
(August A. Busch IV)          Chief Executive
                              Officer and
                              Director
                              (Principal Executive
                              Officer)

 W. RANDOLPH BAKER*           Vice President          July 11, 2007
(W. Randolph Baker)           and Chief Financial
                              Officer (Principal
                              Financial Officer)

 JOHN F. KELLY*               Vice President and      July 11, 2007
(John F. Kelly)               Controller (Principal
                              Accounting Officer)


 AUGUST A. BUSCH III*         Director                July 11, 2007
(August A. Busch III)

 CARLOS FERNANDEZ G.*         Director                July 11, 2007
(Carlos Fernandez G.)

 JAMES J. FORESE*             Director                July 11, 2007
(James J. Forese)

 JOHN E. JACOB*               Director                July 11, 2007
(John E. Jacob)

 JAMES R. JONES*              Director                July 11, 2007
(James R. Jones)

 CHARLES F. KNIGHT*           Director                July 11, 2007
(Charles F. Knight)

 VERNON R. LOUCKS, JR.*       Director                July 11, 2007
(Vernon R. Loucks, Jr.)

 VILMA S. MARTINEZ*           Director                July 11, 2007
(Vilma S. Martinez)

 WILLIAM PORTER PAYNE*       Director                 July 11, 2007
(William Porter Payne)

 JOYCE M. ROCHE'*          Director                   July 11, 2007
(Joyce M. Roche')

 HENRY HUGH SHELTON*       Director                   July 11, 2007
(Henry Hugh Shelton)

 PATRICK T. STOKES*        Director                   July 11, 2007
(Patrick T. Stokes)

 ANDREW C. TAYLOR*         Director                   July 11, 2007
(Andrew C. Taylor)

 DOUGLAS A. WARNER III*    Director                   July 11, 2007
(Douglas A. Warner III)

 EDWARD E. WHITACRE, JR.*  Director                   July 11, 2007
(Edward E. Whitacre, Jr.)



                              * By:  /S/ JOBETH G. BROWN
                                         JoBeth G. Brown
                                         Attorney-in-Fact



                                 EXHIBIT INDEX

Exhibit 4.1

Anheuser-Busch Companies, Inc. Non-Employee Director Elective Stock Acquisition Plan (amended and restated as of March 1, 2000) (incorporated by reference to Exhibit No. 10.2 to the Form 10-K for the fiscal year ended December 31, 2004).

Exhibit 4.2

Anheuser-Busch Companies, Inc. 2006 Restricted Stock Plan for Non-Employee Directors (incorporated by reference to Appendix B to the Definitive Proxy Statement for Annual Meeting of Stockholders on April 26, 2006).

Exhibit 5.1

Opinion and consent of The Stolar Partnership LLP, concerning the legality of the shares of common stock being registered hereunder.

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm.

Exhibit 24.1

Power of Attorney executed by certain directors and officers of the Registrant.